UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 19, 2012

OMEGA HEALTHCARE INVESTORS, INC.
(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 International Circle
 Suite 3500
Hunt Valley, Maryland 21030
(Address of principal executive offices / Zip Code)

(410) 427-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement.

Tender Offer for 7% Senior Notes due 2016:  Eighth Supplemental Indenture

On March 5, 2012, Omega Healthcare Investors, Inc. commenced a tender offer to purchase for cash any and all of its outstanding $175 million aggregate principal amount of 7% Senior Notes due 2016, or the 2016 Notes, upon the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated March 5, 2012. Concurrently with the tender offer, and on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement, Omega commenced a solicitation of consents of holders of the 2016 Notes to authorize the elimination of most of the restrictive covenants and certain of the events of default contained in the indenture governing the 2016 Notes. The consent solicitation expired at 5:00 p.m., New York City time, on March 16, 2012.

On March 19, 2012, Omega issued a press release announcing the initial results of the tender offer and consent solicitation for its outstanding 2016 Notes.  Omega announced that holders of approximately $169 million aggregate principal amount of the outstanding 2016 Notes (approximately 96.5%) validly tendered their 2016 Notes as of the expiration of the consent solicitation and are deemed to have validly delivered the requisite consents for the proposed amendments to the indenture governing the 2016 Notes.  On March 19, 2012, Omega accepted for purchase all such 2016 Notes validly tendered as of the expiration of the consent solicitation.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In connection with Omega’s receipt of the requisite consents to the proposed amendments described above, Omega and U.S. Bank National Association, as trustee, entered into the Eighth Supplemental Indenture amending and supplementing the indenture governing the 2016 Notes, a copy of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference. The Eighth Supplemental Indenture, among other things, removes substantially all of the restrictive covenants contained in the indenture governing the 2016 Notes, eliminates certain events of default contained therein and modifies certain other provisions thereof.

Notice of Redemption for Untendered 7% Senior Notes due 2016

On March 19, 2012, Omega provided irrevocable notice of redemption for all of its outstanding 2016 Notes.  The 2016 Notes will be redeemed in full on March 27, 2012.  Pursuant to the terms of the indenture governing the 2016 Notes, Omega will redeem the outstanding 2016 Notes at a redemption price of 102.333% of their principal amount, plus accrued and unpaid interest up to the redemption date.  A copy of the press release announcing the redemption is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Offering of 5⅞% Senior Notes due 2024: Indenture

On March 5, 2012, Omega and certain of its subsidiaries entered into a Purchase Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, acting on behalf of itself and as the representative of the several initial purchasers, providing for the sale of $400 million aggregate principal amount of Omega’s 5⅞% Senior Notes due 2024, or the 2024 Notes.

On March 19, 2012, Omega completed the issuance and sale of the 2024 Notes to the initial purchasers as contemplated by the Purchase Agreement. The 2024 Notes were sold at an issue price of 100% of their face value, before initial purchasers’ discount.  Omega intends to use the net proceeds of the offering to fund the tender offer and consent solicitation for the 2016 Notes described above, to fund the redemption of the untendered 2016 Notes, and to repay a portion of its indebtedness outstanding under its $475 million senior unsecured revolving credit facility.

The 2024 Notes were issued pursuant to an indenture dated as of March 19, 2012 among Omega, certain of its subsidiaries, as guarantors, and U.S. Bank National Association, as trustee. The 2024 Notes mature on March 15, 2024. The 2024 Notes bear an interest rate of 5⅞% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, commencing on September 15, 2012.  All of Omega’s existing and future subsidiaries that are guarantors under Omega’s credit agreements, or other indebtedness for borrowed money of Omega or its subsidiary guarantors, will unconditionally guarantee payment of the 2024 Notes for so long as they remain guarantors under such other indebtedness or until their guarantees of the 2024 Notes are otherwise released in accordance with the terms of the indenture governing the 2024 Notes.

The 2024 Notes are Omega’s unsecured senior obligations and will rank equally in right of payment with all of Omega’s existing and future senior debt and senior to all of Omega’s existing and future subordinated debt. The 2024 Notes will be effectively subordinated in right of payment to any of Omega’s secured indebtedness and will be structurally subordinated to all existing and future liabilities (including indebtedness, trade payable and lease obligations) of each of Omega’s non-guarantor subsidiaries.

Commencing March 15, 2017, Omega may redeem the 2024 Notes, in whole at any time or in part from time to time, at redemption prices of 102.938%, 101.958% and 100.979% of the principal amount thereof if the redemption occurs during the respective 12-month periods beginning on March 15 of the years 2017, 2018 and 2019, respectively, and at a redemption price of 100% of the principal amount thereof on and after March 15, 2020, in each case, plus any accrued and unpaid interest to the redemption date. In addition, Omega may redeem up to 35% of the outstanding principal amount of the 2024 Notes on or before March 15, 2015 with net cash proceeds from certain equity offerings at a redemption price of 105.875% of the principal amount of the 2024 Notes to be so redeemed, plus any accrued and unpaid interest to the redemption date.

The indenture governing the 2024 Notes contains certain covenants that limit the ability of Omega and its Restricted Subsidiaries (as defined in the indenture) to, among other things, pay dividends or make certain restricted payments or investments, incur additional indebtedness, create liens, sell assets, enter into certain transactions with affiliates, create restrictions on dividends or other payments by the Restricted Subsidiaries, and merge, consolidate or sell all or substantially all of the assets of Omega or the Restricted Subsidiaries. Upon the occurrence of certain types of changes of control, the indenture governing the 2024 Notes requires Omega to make an offer to repurchase the 2024 Notes at 101% of the principal amount thereof, plus any accrued and unpaid interest to the repurchase date, unless certain conditions are met.

The indenture governing the 2024 Notes contains customary events of default including, without limitation, failure to make required payments, failure to comply with certain agreements or covenants, cross-acceleration to certain other indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, and failure to pay certain judgments. An event of default under the indenture governing the 2024 Notes will allow either the Trustee or the holders of at least 25% in principal amount of the then outstanding 2024 Notes to accelerate, or in certain cases, will automatically cause the acceleration of, the amounts due under the 2024 Notes.

The foregoing description of the 2024 Notes and the indenture governing the 2024 Notes is qualified in its entirety by reference to the actual text of the indenture governing the 2024 Notes (including the forms of 2024 Notes included therein), which is filed herewith as Exhibit 4.2 and is incorporated herein by reference.

Offering of 5⅞% Senior Notes due 2024: Registration Rights Agreement

In connection with the issuance of the 2024 Notes on March 19, 2012, Omega entered into a Registration Rights Agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, acting on behalf of itself and as the representative of the initial purchasers, pursuant to which Omega agreed to use commercially reasonable efforts to (i) file a registration statement within 220 days after March 19, 2012, enabling holders to exchange the 2024 Notes for publicly registered exchange notes with nearly identical terms; (ii) cause the registration statement to become effective within 270 days after March 19, 2012; (iii) consummate the exchange offer within 360 days after March 19, 2012; and (iv) file a shelf registration statement for the resale of the 2024 Notes if Omega cannot effect an exchange offer within the time periods listed above and in certain other circumstances. If Omega does not meet the target dates described above, the annual interest rate on the 2024 Notes will increase by 0.25% subject to certain exceptions. The amount of additional interest will increase by an additional 0.25% per year for any subsequent 90-day period until all registration defaults are cured, up to a maximum additional interest rate of 1.0% per year.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the actual text of the Registration Rights Agreement, which is filed herewith as Exhibit 4.3 and is incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in “Item 1.01. Entry into a Material Definitive Agreement” is incorporated in this Item 2.03 by reference.

Item 3.03.    Material Modification to Rights of Security Holders.

The disclosure contained in “Item 1.01. Entry into a Material Definitive Agreement” is incorporated in this Item 3.03 by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
4.1	Eighth Supplemental Indenture dated as of March 19, 2012, by and among Omega and U.S. Bank National Association.
4.2	Indenture, dated as of March 19, 2012, by and among Omega, the guarantors named therein, and U.S. Bank National Association, as trustee.
4.3
Registration Rights Agreement, dated as of March 19, 2012, by and among Omega, the guarantors named therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, for itself and on behalf of the Initial Purchasers.

99.1
Press Release, dated March 19, 2012, announcing the initial results of Omega’s tender offer and consent solicitation with respect to its $175 million 7% Senior Notes due 2016, and notice of redemption for its 7% Senior Notes due 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Registrant)

Dated: March 19, 2012	By:	/s/ C. Taylor Pickett
C. Taylor Pickett
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Exhibit
4.1	Eighth Supplemental Indenture dated as of March 19, 2012, by and among Omega and U.S. Bank National Association.
4.2	Indenture, dated as of March 19, 2012, by and among Omega, the guarantors named therein, and U.S. Bank National Association, as trustee.
4.3
Registration Rights Agreement, dated as of March 19, 2012, by and among Omega, the guarantors named therein, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, for itself and on behalf of the Initial Purchasers.

99.1
Press Release, dated March 19, 2012, announcing the initial results of Omega’s tender offer and consent solicitation with respect to its $175 million 7% Senior Notes due 2016, and notice of redemption for its 7% Senior Notes due 2016.